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                                  6,500,000 SHARES


                          BURNHAM PACIFIC PROPERTIES, INC.

                      COMMON STOCK, PAR VALUE $0.01 PER SHARE





                               UNDERWRITING AGREEMENT




MARCH 24, 1998

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                                                                March 24, 1998

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
EVEREN Securities, Inc.
Sutro & Co. Incorporated
   As Representatives of the several Underwriters
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

Dear Sirs and Mesdames:

     Burnham Pacific Properties, Inc., a Maryland corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in SCHEDULE I hereto (the "UNDERWRITERS"), an aggregate of 6,500,000 shares of the Common Stock, $0.01 par value per share (the "COMMON STOCK"), of the Company (the "FIRM SHARES"). The Company also proposes to issue and sell to the Underwriters not more than an additional 975,000 shares of Common Stock (the "ADDITIONAL SHARES") if and to the extent the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, EVEREN Securities, Inc. and Sutro & Co. Incorporated are acting as representatives of the several Underwriters and in such capacity are referred to herein as the "REPRESENTATIVES."

     Substantially concurrently herewith, the Company may enter into another underwriting agreement with EVEREN Securities, Inc. (the "EVEREN Agreement") relating to the Company's issuance and sale of not more than $15,000,000 of its Common Stock for resale by EVEREN to a unit investment trust.

     1.     (a)       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The
Company represents and warrants to the several Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 5), and as of the Option Closing Date (as defined in Section 5), if any, and agrees with the several Underwriters, as follows:

            (i) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") registration statements on Form S-3 (File No. 33-68712 filed with the Commission in September 1993 (the "1993 REGISTRATION STATEMENT"), and File No. 333-31591 filed with the Commission on July 18, 1997 (the "1997 REGISTRATION STATEMENT")) for the registration under the Securities Act of 1933, as

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     amended (the "1933 ACT"), of the Shares and certain other securities, and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statements (including all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A of the rules and regulations of the Commission under the 1933 Act (the "RULES AND REGULATIONS")), as amended (if applicable) at the time each such registration statement first became effective and as from time to time amended (including, without limitation, by post-effective amendments) or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or otherwise, are hereinafter collectively referred to as the "REGISTRATION STATEMENT." The Company proposes to file with the Commission, pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus Supplement (as defined in Section 7(i) hereof) and the related prospectus dated July 18, 1997 (the "BASE PROSPECTUS"), and has previously advised you of all information (financial and other) set forth therein. The Base Prospectus and the Prospectus Supplement, each in the form first provided to the Underwriters by the Company for use in connection with the offering of the Shares (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), including all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to, collectively, as the "PROSPECTUS," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus first provided to the Underwriters for such purpose (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "PROSPECTUS" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained," "included," "stated," "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

            For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

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            (ii)      (A)     The 1993 Registration Statement was originally
     declared effective under the 1933 Act on October 4, 1993, and the 1993 Registration Statement, as amended by post-effective amendment No. 3 thereto, was declared effective under the 1933 Act on March 25, 1997, and no stop order suspending the effectiveness of the 1993 Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                      (B) The 1997 Registration Statement was originally declared effective under the 1933 Act on July 18, 1997, and no stop order suspending the effectiveness of the 1997 Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                      (C) At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, as the case may be, and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the rules and regulations under the 1939 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter through you specifically for use in the preparation thereof.

            (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the Commission, will comply in all material respects with the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material

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     fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries (as defined below), taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein or contemplated thereby, (A) there has been no change in the consolidated capital stock or consolidated long-term debt (other than as a result of the scheduled amortization of long-term debt) of the Company,
     (B) there have been no transactions entered into by the Company or any of its Subsidiaries or Affiliates (as defined below) which are material to the Company and its Subsidiaries considered as one enterprise, other than those entered into in the ordinary course of its business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on its shares of capital stock. As used in this Agreement, the term "SUBSIDIARIES" means those entities listed on SCHEDULE II hereto under the caption "Subsidiaries," and the term "AFFILIATES" means those entities listed on SCHEDULE II hereto under the caption "Affiliates."

            (v) The financial statements, together with the related notes and supporting schedules (if any) included in the Prospectus and elsewhere in the Registration Statement, present fairly the financial position, results of operations, cash flows and stockholders' equity of the Company and its consolidated Subsidiaries as at the respective dates and for the respective periods therein indicated, and all of the foregoing financial statements and related notes and supporting schedules have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be set forth therein or in the Prospectus. The historical financial statements of the Company's acquisitions completed in 1997 and 1998 (through the date hereof) and the Pending Acquisitions (as defined in the Prospectus) which were used in preparing the pro forma condensed consolidated financial statements included in the Prospectus present fairly the results of operations for such properties for the fiscal year ended December 31, 1997, and such financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of the Company's audited financial statements included in the Registration Statement. The selected financial data and the historical summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Company's audited financial statements included in the Registration Statement. The Company's ratios of earnings to fixed charges included in the Prospectus and as an

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     exhibit to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

            (vi) The accountants who have delivered their reports with respect to the audited financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the Rules and Regulations.

            (vii) The pro forma condensed consolidated financial statements, together with the related notes and any supporting schedules, included in the Prospectus present fairly the information shown therein, have been prepared on a basis substantially consistent with the audited financial statements of the Company set forth therein, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma condensed consolidated financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

            (viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company's operations and business activities are not such as to require the Company to be qualified as a foreign corporation to transact business in any other jurisdiction where the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. Attached hereto as SCHEDULE II is a true, complete and correct listing of the names and jurisdictions of organization of all of the Company's Subsidiaries and Affiliates, including Burnham Pacific Operating Partnership, L.P., the Delaware limited partnership formed in November 1997 through which the Company holds substantially all of its properties and conducts substantially all of its business (the "OPERATING PARTNERSHIP"). The Company, the Operating Partnership or a wholly owned subsidiary of the Company owns the general partner interest in each of the limited partnerships listed in SCHEDULE II. The Company has no other subsidiaries other than those listed in SCHEDULE II, and the Company holds no interests in any corporation, partnership, limited liability company or other entity other than those listed in SCHEDULE II.

            (ix) Each Subsidiary and Affiliate has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as

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     described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and except as otherwise disclosed in the Prospectus, (A) all of the issued and outstanding capital stock of each Subsidiary that is a corporation and all of the issued and outstanding limited liability company interests of each Subsidiary or Affiliate that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (B) all of the issued and outstanding partnership interests of each Subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the partners thereof are entitled to the respective rights specified in the relevant limited partnership agreements. The Company is the sole general partner of the Operating Partnership and holds an approximately 84% economic interest in the Operating Partnership.

            (x) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

            (xi)      (A)     The authorized, issued and outstanding shares of
     capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to this Agreement, the EVEREN Agreement or pursuant to employee benefit plans referred to in the Prospectus); the shares of issued and outstanding Common Stock and Series 1997-A Convertible Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock and the Company's charter and bylaws conform in all material respects to all statements relating thereto contained in the Prospectus; the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements; and the issuance of the Shares is not subject to preemptive or other similar rights that have not been waived or complied with.

                      (B) The Series 1997-A Preferred Limited Partner Units (the "PREFERRED UNITS"), the Common Limited Partner Units and the General Partner Units

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     (such Common Limited Partner Units and the General Partner Units
     collectively, the "COMMON UNITS," and, further, such Common Units and the Preferred Units collectively, the "UNITS") of the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued and fully paid and, with respect to the Units owned by the Company, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. As of the date hereof, there are (i) 4,800,000 Preferred Units issued and outstanding, 2,800,000 of which are held by the Company, and (ii) 24,157,935 Common Units issued and outstanding, 23,463,852 of which are held by the Company. The Company owns all of the issued and outstanding General Partner Units.

            (xii) Neither the Company nor any of its Subsidiaries or Affiliates is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar certificates, instruments or agreements (collectively, "ORGANIZATIONAL DOCUMENTS"), as the case may be; neither the Company nor any of its Subsidiaries or Affiliates is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds"), and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries or Affiliates pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries or Affiliates is a party or by which the Company or any of its Subsidiaries or Affiliates may be bound or to which any of the property or assets of the Company or any of its Subsidiaries or Affiliates is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its Subsidiaries or Affiliates or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or Affiliate or any of their respective assets, properties or operations; and no filing with, or authorization, approval, consent, license, order,

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     registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary or Affiliate.

            (xiii) At all times commencing with its taxable year ended December 31, 1987, (A) the Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "CODE"); (B) the Company has met and continues to meet all the requirements of the Code for qualification and taxation as a "real estate investment trust"; (C) the Company is qualified and has been qualified as a "real estate investment trust" under the Code and will be so qualified after consummation of the transactions contemplated by the Prospectus and the Prospectus Supplement; and (D) the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. For purposes of this representation, the term "Company" shall include Burnham Pacific Properties, Inc., a California corporation (the "PREDECESSOR"), for all taxable periods of the Predecessor beginning with its taxable year ended December 31, 1987 through and including the merger of the Predecessor with and into the Company.

            (xiv) Neither the Company nor any entity treated as a partnership for federal income tax purposes in which the Company has at any time owned an interest, either directly or indirectly through one or more other such entities, has at any time owned more than 10% of the voting securities (within the meaning of the 1940 Act) of any other entity, except for (A) any "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Code as in effect prior to the enactment of the Taxpayer Relief Act of 1997) of the Company, or (B) any entity treated as a partnership for federal income tax purposes. For purposes of this representation, the term "Company" shall include the Predecessor, for all taxable periods of the Predecessor beginning with its taxable year ended December 31, 1987 through and including the merger of the Predecessor with and into the Company.

            (xv) There is no action, suit or proceeding before or by any court, government, government instrumentality, governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or Affiliates, which is required to be

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     disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its Subsidiaries or Affiliates; and there are no contracts or documents of the Company or any of its Subsidiaries or Affiliates which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the 1933 Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission thereunder which have not been so filed; and there are no persons or entities with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise included as part of the offering contemplated by the Prospectus.

            (xvi) The Company and its Subsidiaries and Affiliates possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries and Affiliates are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in any material adverse change in the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might materially and adversely affect a material amount of the properties or assets of the Company and its Subsidiaries; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material or adverse effect on the properties or assets of the Company or any of its Subsidiaries or Affiliates; and neither the Company nor any of its Subsidiaries or Affiliates has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on a material amount of the properties or assets of the Company and its Subsidiaries and Affiliates.

            (xvii) The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that form in effect prior to October 21, 1992.

            (xviii)   Neither the Company nor any of its Subsidiaries nor any
     of their respective officers or directors or any members or limited or general partners over whom the Company has control has taken nor any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to

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     cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock or facilitation of the sale or resale of the Shares.

            (xix) Neither the Company nor any of its Subsidiaries or Affiliates is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it.

            (xx) The Company has full right, power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

            (xxi) The outstanding shares of Common Stock are listed on the New York Stock Exchange and the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

            (xxii) Except as otherwise disclosed in the Prospectus: (A) the Company and its Subsidiaries and Affiliates have good and marketable title in fee simple to all real property and improvements owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries or Affiliates; (B) all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries or Affiliates leases (as lessee) or holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary or Affiliate has any notice of any material claim of any sort that has been asserted by anyone adverse to the right of the Company or any Subsidiary or Affiliate under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary or Affiliate to the continued possession of the leased or subleased premises under any such lease or sublease; (C) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its Subsidiaries or Affiliates which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Company nor any of its Subsidiaries or Affiliates nor any lessee of any portion of the real property or improvements of the Company or any of its Subsidiaries or Affiliates is in default under any of the leases pursuant to which the Company or any of its Subsidiaries or Affiliates leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise;
     (E) other than those options and rights of first refusal to purchase the premises demised under certain leases described on SCHEDULE III hereto, no tenant under any of the leases pursuant to which the Company or any of its Subsidiaries or Affiliates leases (as lessor) any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (F) all of the real property and improvements of the Company and its Subsidiaries and Affiliates comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and (G) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its Subsidiaries or Affiliates, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

            (xxiii)   The Company and its Subsidiaries and Affiliates maintain
     a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and
     (C) access to assets is permitted only in accordance with management's general or specific authorizations. Neither the Company nor any of its Subsidiaries or Affiliates nor any of their respective employees or agents has made any payment of funds of the Company or any of its Subsidiaries or Affiliates or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (xxiv) Except as otherwise set forth in the Registration Statement or the Prospectus, (A) neither the Company nor any of its Subsidiaries or Affiliates has at any time, and, to the best knowledge and information of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its Subsidiaries or Affiliates or in which the Company or any of its Subsidiaries or Affiliates has any ownership interest, including without limitation any subsurface soils and ground water (the "PREMISES"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, (B) no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, (C) there are no events or circumstances that might reasonably be expected to form the basis of, and neither the Company nor any of its Subsidiaries or Affiliates has received notice of any claim or has knowledge of any occurrence or circumstance which with notice or passage of time or both might reasonably be expected to give rise to, an order for clean-up or remediation, claim, action, suit or proceeding under or pursuant to any Environmental Statute (as hereinafter defined) by any private party or governmental body or agency except for such orders as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, (D) to the best of Company's knowledge and information, there are not pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Statute against the Company or any of its Subsidiaries or Affiliates, (E) to the best of the Company's knowledge and information, neither the Company nor any of its Subsidiaries or Affiliates is in violation of any Environmental Statute with respect to any Hazardous Materials, (F) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined), and (G) the Company and its Subsidiaries and Affiliates have, to the best of the Company's knowledge and information, all permits, authorizations and approvals required under any applicable Environmental Statutes and are each in compliance with the requirements of such permits, authorizations and approvals, except where such non-compliance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. As used herein "HAZARDOUS MATERIAL" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other hazardous, toxic or similar substance or material as defined by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive

     Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et sea.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "ENVIRONMENTAL STATUTE") or by any federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "GOVERNMENTAL AUTHORITY").

            (xxv) The reincorporation of the Company from California to Maryland in May 1997 was treated as a reorganization for federal income tax purposes under Section 368(a) of the Code.

            (xxvi) The Company and its Subsidiaries have filed all federal, state and local income tax returns which have been required to be filed and have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a material adverse effect on the Company and its Subsidiaries considered as one enterprise).

     (b) Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     3. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at U.S.$13.385 a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in SCHEDULE I hereto opposite the name of such Underwriter.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 975,000 Additional Shares at the Purchase Price. If the Representatives, on behalf of the several Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. The Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in SCHEDULE I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 60 days from the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(A) the shares of Common Stock offered hereby, (B) the issuance of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus Supplement of which the Underwriters have been advised in writing, (C) limited partnership units issued in connection with property acquisitions which are not convertible into or exercisable for Common Stock until after the end of such 60-day period or (D) the sale of shares of Common Stock pursuant to the EVEREN Agreement.

     4. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$14.125 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$.44 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$.10 a share, to any Underwriter or to certain other dealers.

     5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 30, 1998, or at such other time on the same or such other date, not later than April 6, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 3 or at such other time on the same or on such other date, in any event not later than May 7, 1998, as shall be designated in writing by the

Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 P.M. (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and

                      (ii) there shall not have occurred any change or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, considered as one enterprise, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the President and Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            (c) The Representatives shall have received from Goodwin, Procter & Hoar LLP, counsel for the Company, a favorable opinion dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                      (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                      (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

                      (iii) The Company's operations and business activities are not such as to require the Company to be qualified as a foreign corporation to transact business in any other jurisdiction where the failure to be so qualified or in good standing would have a material adverse effect on the condition (financial or otherwise) or the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise.

                      (iv) Each Subsidiary and Affiliate has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise) or the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise; and except as otherwise disclosed in the Prospectus with respect to the properties owned by the respective Subsidiaries or Affiliates,
            (A) all of the issued and outstanding capital stock of each Subsidiary that is a corporation and all of the issued and outstanding limited liability company interests of each Subsidiary or Affiliate that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of their knowledge, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and
            (B) all of the issued and outstanding partnership interests of each Subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, to the best of their knowledge, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the partners thereof are entitled to the respective rights specified in the relevant limited partnership agreements. The Company is the sole general partner of the Operating Partnership.

                      (v) (A) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit plans referred to in the Prospectus or pursuant to this Agreement or the EVEREN Agreement); the shares of issued and outstanding capital stock outstanding prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and non-assessable and such shares of capital stock were not issued in violation of the preemptive or other similar rights of any security holder of the Company;

                              (B) The Units of the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued and fully paid and, with respect to the Units owned by the Company, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. As of the date hereof, there are (i) 4,800,000 Preferred Units issued and outstanding, 2,800,000 of which are held by the Company, and (ii) 24,157,935 Common Units issued and outstanding, 23,463,852 of which are held by the Company. The Company owns all of the issued and outstanding General Partner Units.

                      (vi) The Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or otherwise.

                      (vii) The capital stock of the Company and Units of the Operating Partnership conform to the description thereof contained in the Prospectus in all material respects.

                      (viii) (A) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Company; and (B) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds"), and compliance by the Company with its obligations hereunder, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of this Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary or Affiliate pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any Subsidiary or Affiliate is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary or Affiliate is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any Subsidiary or Affiliate, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or Affiliate or any of their respective properties, assets or operations.

                      (ix) Each of the 1993 and 1997 Registration Statements is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of either such Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or are pending or threatened by the Commission.

                      (x) At the time the 1993 Registration Statement first became effective, at the time that post-effective amendment No. 3 thereto became effective, at the time the 1997 Registration Statement became effective and at the date of this Agreement, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein and other than any trustee's statement of eligibility on Form T-1 (a "FORM T-1"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations; and nothing has come to such counsel's attention that would lead them to believe that the 1993 Registration Statement, at the time the 1993 Registration Statement first became effective, at the time that post-effective amendment No. 3 thereto became effective, at the time the 1997 Registration Statement became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement or at the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to financial statements or supporting schedules or other financial or statistical data or any Form T-1 included or incorporated by reference in the Registration Statement or the Prospectus).

                      (xi) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which no opinion need be rendered), as of the dates they were filed with the Commission (and, if such incorporated documents were amended, when such amendment was filed or became effective), complied as to form in all material respects with the requirements of the 1934 Act and the published rules and regulations thereunder.

                      (xii) No filing with, or consent, approval, authorization, license, registration, qualification, decree or order of, any court or governmental authority or agency, domestic or foreign, is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Shares to the Underwriters, except such as have been obtained under the 1933 Act or the Rules and Regulations or such as may be required under state securities laws or real estate syndication laws.

                      (xiii) The Company is not, and upon the issuance and sale of the Shares as contemplated by this Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                      (xiv) The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that form in effect prior to October 21, 1992.

                      (xv) The Company has all legal right, power and authority necessary to qualify as a "real estate investment trust" under the Code; commencing with the taxable year of the Company ended December 31, 1987, (A) the Company has at all times been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code; (B) the Company has qualified as a "real estate investment trust" for each year through its taxable year ended December 31, 1997; and (C) the Company's organization and proposed method of operation will enable it to qualify to be taxed as a "real estate investment trust" under the Code for its taxable year ending December 31, 1998 and thereafter. For purposes of this opinion, the term "Company" shall include Burnham Pacific Properties, Inc., a California corporation (the "Predecessor"), for all taxable periods of the Predecessor beginning with its taxable year ended December 31, 1987 through and including the merger of the Predecessor with and into the Company.

                      (xvi) The information in the Prospectus under the captions "Risk Factors--Distributions to Shareholders," "Risk Factors--Consequences of Failure to Qualify as a REIT," "Federal Income Tax Considerations" and "Description of Common Stock," in the Company's 1997 Annual Report on Form 10-K under the captions "Business--Risk Factors--Distributions to Shareholders" and "Business--Risk Factors--Consequences of Failure to Qualify as a REIT" and in the Company's Preliminary Proxy Statement filed with the Commission on March 6, 1998 under the captions "Proposal 2--Approval of the Issuance of Common Stock" and "Certain Transactions with Management," in each case to the extent that it constitutes matters of law or legal matters, summaries of the Company's charter or by-laws, summaries of the partnership agreements relating to the Martin Projects (as defined in the Prospectus), summaries of other instruments, agreements or documents or of legal proceedings, or legal conclusions, is correct in all material respects; and the opinion of counsel in the Prospectus and Prospectus Supplement under the caption "Federal Income Tax Considerations" is confirmed.

                      (xvii) To the best of such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary or Affiliate is a party or to which the property or assets of the Company or any Subsidiary or Affiliate is subject, before or brought by any court or any governmental agency or body, domestic or foreign, which might reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect a material amount of the properties or assets of the Company and its Subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

                      (xviii) There are no contracts, indentures, mortgages,
            loan agreements, notes, leases or other instruments which, to the best of such counsel's knowledge, are required to be described or referred to in the Registration Statement or in the documents incorporated by reference therein or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct in all material respects, and no default exists, to the best of such counsel's knowledge, in the due performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument so described, referred to or filed or incorporated by reference, and all descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company or any of its Subsidiaries or Affiliates is a party are accurate in all material respects.

                      (xix) For each taxable year of the Company commencing with its taxable year ended December 31, 1987, every partnership, limited liability company, or joint venture in which the Company has at any time owned an interest either directly or thorough one or more other partnerships, limited liability companies, or joint ventures has at all times during its existence been treated as a partnership or ignored as a separate entity for federal income tax purposes and not as an association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704 of the Code. For purposes of this opinion, the term "Company" shall include the Predecessor for all taxable periods of the Predecessor beginning with its taxable year ended December 31, 1987 through and including the merger of the Predecessor with and into the Company.

                      (xx) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required therein.

                      (xxi) To the best of such counsel's knowledge, neither the Company nor any Subsidiary or Affiliate is in violation of its Organizational Documents.

                      (xxii) The reincorporation of the Company from California to Delaware in May 1997 was treated as a reorganization for federal income tax purposes under Section 368(a) of the Code.

            Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, Goodwin, Procter & Hoar LLP may rely (i) as to the good standing and/or qualification of the Company and its Subsidiaries and Affiliates to do business in any state or jurisdiction, upon certificates of appropriate government officials and (ii) as to certain matters of fact, to the extent not independently verified by such counsel, upon certificates and written statements of officers of and accountants for the Company.

            (d) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, with respect to the organization of the Company, the validity of this Shares, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

            (e)       (i)     The Underwriters shall have received, on each of
     the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                      (ii) The Underwriters shall have received, on each of the date hereof and the Closing Date, a supplemental letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to certain financial and property-related information contained in the Registration Statement and the Prospectus regarding the Golden State Properties (as defined therein).

            (f) The "lock-up" agreements, each substantially in the form of EXHIBIT A hereto, between you and certain officers and directors of the Company listed on SCHEDULE IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereto, if issued. The Company will advise the Representatives promptly of the receipt of any comments from the Commission and any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing or use thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the 1933 Act and the Rules and Regulations. The Company will advise the Representatives promptly when the Prospectus has been filed pursuant to Rule 424(b) of the Rules and Regulations. The Company will advise the Representatives promptly when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed.

            (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Shares and, in the case of any such amendments to the Registration Statement, will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to
     Section 13, 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

            (c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented Prospectus (in form and substance reasonably satisfactory to counsel to the Underwriters) or, with the consent of counsel to the Underwriters, make an appropriate filing pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Shares nine months or more after the date of this Agreement, the Company upon the request of the Representatives and at the expense of such Underwriters will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

            (d) The Company will deliver to the Representatives, at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto (including all financial statements and exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents incorporated or deemed to be incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request. The copies of the Registration Statement and each amendment or supplement thereto furnished to the

     Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the 1933 Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as the Representatives may reasonably request; PROVIDED, HOWEVER, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the date of this Agreement shall be borne by the Underwriters required to deliver such prospectus. Each preliminary prospectus and preliminary prospectus supplement and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
     158) of the Registration Statement.

            (f) The Company will cooperate with the Representatives to enable the Shares to be qualified for sale under the securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such information as may reasonably be required of it as the issuer of the Shares for that purpose; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Shares to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Shares.

            (g) The Company will furnish to its stockholders annual reports containing financial statements certified by independent public accountants. During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its stockholders; and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its securityholders as such and, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

            (h) The Company will effect, and use its best efforts to maintain, the listing of the Shares on the New York Stock Exchange.

            (i) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "PROSPECTUS SUPPLEMENT"), containing the public offering price of the Shares, the underwriting discounts and commissions, the plan of distribution of the Shares and such other information as may be required by the 1933 Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of the Prospectus (including such Prospectus Supplement).

            (j) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds."

            (k) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

            (l) In accordance with the provisions of that certain Florida Act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "CUBA ACT"), if applicable, and without limitation to the provisions of Section 9 hereof, the Company will indemnify each Underwriter against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any violation by the Company of the Cuba Act.

     8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and its accountants in connection with the registration and delivery of the Shares under the 1933 Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     9.     INDEMNITY AND CONTRIBUTION.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Notwithstanding anything to the contrary contained above, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(d) hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

     10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in SCHEDULES I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.



              [the remainder of this page is intentionally left blank]

     14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   Very truly yours,

                                   BURNHAM PACIFIC PROPERTIES, INC.

                                   By: /s/ Daniel B. Platt
                                       -----------------------------------------
                                       Daniel B. Platt
                                       Executive Vice President, Chief Financial
                                        Officer and Chief Administrative Officer

Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
EVEREN SECURITIES, INC.
SUTRO & CO. INCORPORATED

Acting severally on behalf of themselves and the several Underwriters named on Schedule I hereto

By:  Morgan Stanley & Co. Incorporated

By:/s/ Gary P. Palmer
   --------------------------------------------
   Gary P. Palmer
   Principal

                                                                      SCHEDULE I

                                     UNDERWRITERS


                                                       NUMBER OF FIRM SHARES
UNDERWRITER                                               TO BE PURCHASED
-----------                                            ---------------------

Morgan Stanley & Co. Incorporated . . . . . . . . . . .      1,276,250
Lehman Brothers Inc.. . . . . . . . . . . . . . . . . .      1,276,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated. . .      1,276,250
EVEREN Securities, Inc. . . . . . . . . . . . . . . . .        635,625
Sutro & Co. Incorporated. . . . . . . . . . . . . . . .        635,625
A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . .        350,000
Janney Montgomery Scott Inc.. . . . . . . . . . . . . .        350,000
Edward D. Jones & Co., L.P. . . . . . . . . . . . . . .        350,000
Legg Mason Wood Walker, Incorporated. . . . . . . . . .        350,000
                                                             ---------
Total Firm Shares . . . . . . . . . . . . . . . . . . .      6,500,000
                                                             ---------
                                                             ---------


                                                                     SCHEDULE II

SUBSIDIARIES AND AFFILIATES

I.  SUBSIDIARIES

   A.  CORPORATE SUBSIDIARIES:

     BPP/Crenshaw-Imperial, Inc. (Delaware)(Consolidated)
     BPP/Golden State Acquisitions, Inc. (Delaware)(Consolidated)
     BPP/Mountaingate, Inc. (Delaware)(Consolidated)
     BPP/Northwest Acquisitions, Inc. (Delaware)(Consolidated)
     BPP/Puente Hills, Inc. (Delaware)(Consolidated)
     BPP/Riley, Inc. (California)(Consolidated)
     BPP/Simi Valley, Inc. (Delaware)(Consolidated)
     BPP/Valley Central, Inc. (Delaware)(Consolidated)
     Burnham Pacific L.P., Inc. (Delaware)(Consolidated)

   B.  PARTNERSHIP SUBSIDIARIES:

     BPP/Cameron Park L.P. (California)(Consolidated)
     BPP/Crenshaw-Imperial, Inc. (Delaware)(Consolidated)
     BPP/East Palo Alto L.P. (California)(Consolidated)
     BPP/Hilltop L.P. (California)(Consolidated)
     BPP/Marin L.P. (California)(Consolidated)
     BPP/Mission Viejo, L.P. (California)(Consolidated)
     BPP/Mountaingate, L.P. (Delaware)(Consolidated)
     BPP/Pleasant Hill L.P. (California)(Consolidated)
     BPP/Richmond L.P. (California)(Consolidated)
     BPP/Riley L.P. (California)(Consolidated)
     BPP/Simi Valley, L.P. (Delaware)(Consolidated)
     BPP/Valley Central, L.P. (California)(Consolidated)
     BPP/Van Ness L.P. (California)(Consolidated)
     Burnham Pacific Operating Partnership, L.P. (Delaware)(Consolidated) La Mancha Partners L.P. (California)(Consolidated)

   C.  LLC SUBSIDIARIES:

     BPP/Golden State Acquisitions, LLC (Delaware)(Consolidated)
     BPP/Northwest Acquisitions, LLC (Delaware)(Consolidated)
     BPP/Puente Hills, LLC (Delaware)(Consolidated)

II.  AFFILIATES

     Ladera Center Associates, LLC (Delaware)(Unconsolidated; 25% interest) Margarita Plaza Associates, LLC (Delaware)(Unconsolidated; 25% interest)

                                                                    SCHEDULE III

OPTIONS AND RIGHTS OF FIRST REFUSAL TO PURCHASE COMPANY-OWNED PROPERTIES

     1. THE BERGEN BRUNSWIG BUILDING: Bergen Brunswig Corp. has an option to purchase the Bergen Brunswig Building and underlying land at fair market value at the expiration of the lease on March 31, 2000, upon providing the Company with at least 15 months but not more than 24 months notice prior to the expiration of such lease.

     2. THE SAN DIEGO FACTORY OUTLET CENTER: K-Mart has (a) an option to purchase the building and the underlying land that it leases at fair market value at the expiration of the lease on August 31, 2006 upon providing the Company with notice one year prior to the expiration of such lease and (b) a right of first refusal to purchase such building and underlying land upon thirty days notice.

     3. GATEWAY CENTER: Long's Drugs has a right of first refusal to purchase the land under its store at fair market value, under certain circumstances.

     4. MESA SHOPPING CENTER: Lucky's has a right of first refusal to purchase its building and two parcels of land thereunder in the event of a sale of such parcels other than in the context of a sale of the entire shopping center.

     5. PLAZA AT PUENTE HILLS: Frisco's has a right of first refusal to purchase its buildings and the land thereunder in the event of a sale of such parcel other than in the context of a sale of the entire shopping center.

     6. 580 MARKETPLACE: P.W. Foods had a right of first refusal to purchase either their leased premises or the entire shopping center, depending on what was proposed for sale. P.W. Foods waived this right in September 1996 upon the sale of the shopping center to the Golden State entities, and again in December 1997 upon the Company's purchase of the center. Although the lease language is ambiguous on this point, the Company believes that P.W. Foods retains such right with respect to future sales of its leased premises or the entire shopping center.

     7. CENTERWOOD PLAZA: McDonald's has a right of refusal to purchase its demised premises in the event of a sale of either its premises or the entire shopping center.

     8. SOUTHAMPTON SHOPPING CENTER: Burger King has a right of refusal to purchase its leased premises, but this right does not apply in the event the entire shopping center is being sold.

     9. SUMMER HILLS SHOPPING CENTER: (a) Long John Silver has a right of refusal to purchase its leased premises, but this right does not apply in the event the entire shopping center is being sold; and (b) Summer Hills Veterinary Hospital has a right of refusal to purchase its leased premises, but this right does not apply in the event the entire shopping center is being sold.

                                                                    SCHEDULE IV


          EXECUTIVE OFFICERS AND DIRECTORS SUBJECT TO LOCK-UP


J. David Martin

Daniel B. Platt

Michael L. Rubin

James M. Kessler

Kris Hoffman

James W. Gaube

Malin Burnham

James D. Harper, Jr.

James D. Klingbeil

Donne P. Moen

Thomas A. Page

Philip S. Schlein

Richard R. Tartre

Robin Wolaner

                                                                       EXHIBIT A

                 [FORM OF LOCK-UP LETTER FOR OFFICERS AND DIRECTORS]


                                                                 March 24, 1998

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
EVEREN Securities, Inc.
Sutro & Co. Incorporated
   As Representatives of the several Underwriters
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036


Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Burnham Pacific Properties, Inc., a Maryland corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of 6,500,000 shares (the "SHARES") of the Common Stock, $0.01 par value, of the Company (the "COMMON STOCK").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the Underwriting Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or transfers of shares of Common Stock by will or the laws of descent and distribution. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof until after the end of such 60-day period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                   Very truly yours,

                                   _________________________
                                   (Name)

                                   _________________________

                                   _________________________
                                   (Address)

                                          2